UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): November 4, 2017

ONCOSEC MEDICAL INCORPORATED

(Exact name of registrant as specified in its charter)

Nevada	000-54318	98-0573252
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

5820 Nancy Ridge Drive San Diego, California	92121
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (855) 662-6732

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.

Leadership Restructuring

On November 7, 2017, the Board of Directors (the “Board”) of OncoSec Medical Incorporated (the “Company”) approved (i) the appointment of Mr. Daniel J. O’Connor as the Company’s new Chief Executive Officer, upon Mr. Punit Dhillon’s voluntary resignation from such position, (ii) the confirmation of Mr. Dhillon to continue to serve in his current position as the Company’s President, and (iii) entry into an executive employment agreement with each of Mr. O’Connor and Mr. Dhillon in connection with such appointments and confirmations. Such resignations, appointments and confirmations became effective on November 7, 2017. Mr. O’Connor and Mr. Dhillon both also serve as directors on the Board.

Mr. O’Connor, 53, has served on the Board since September 2017. Most recently, Mr. O’Connor served as President, Chief Executive Officer, Director and in other senior roles at Advaxis, Inc., a cancer immunotherapy company, from January 2013 until his resignation in July 2017. Prior to that, Mr. O’Connor was Senior Vice President and General Counsel for BRACCO Diagnostics from 2008 until 2012; Senior Vice President, General Counsel and Secretary for ImClone Systems, a biopharmaceutical company, from 2002 until 2008; and, General Counsel at PharmaNet (now inVentiv Clinical Health), a clinical research company from 1998 until 2001. Mr. O’Connor is a 1995 graduate of the Pennsylvania State University’s Dickinson School of Law in Carlisle, Pennsylvania and currently serves as an Entrepreneur Trusted Advisor to its Dean. He graduated from the United States Marines Corps Officer Candidate School in 1988 and was commissioned as an officer in the U.S. Marines, attaining the rank of Captain while serving in Saudi Arabia during Operation Desert Shield. Mr. O’Connor is currently the Vice Chairman of the Board of the Trustees of BioNJ. In October 2017, Mr. O’Connor was appointed to the New Jersey Biotechnology Task Force by its Governor and was formerly a New Jersey criminal prosecutor.

In connection with the appointment of Mr. O’Connor as the Company’s Chief Executive Officer, the Company has entered into an executive employment agreement with Mr. O’Connor (the “O’Connor Employment Agreement”). The terms of the O’Connor Employment Agreement generally provide for the following, among other things:

●	An initial term of three years, subject to certain provisions for automatic renewals thereafter;

●	An initial annual base salary of $400,000 in cash; provided that, subject to certain conditions as described in the O’Connor Employment Agreement, Mr. O’Connor may elect on an annual basis to receive all or a portion of such salary in the form of shares of the Company’s common stock;

●	As a one-time grant in connection with his appointment as Chief Executive Officer, an appointment stock option award to purchase up to 2,000,000 shares of the Company’s common stock, which is contingent upon obtaining the approval of the Company’s stockholders at its next annual meeting, has an exercise price of $1.25 per share, and is subject to vesting as to 1,000,000 of such shares on the date of such stockholder approval and as to the remaining 1,000,000 of such shares in equal monthly installments over the 24 months following the date of grant;

●	A performance stock option award to purchase up to 500,000 shares of the Company’s common stock, which is contingent upon obtaining the approval of the Company’s stockholders at its next annual meeting, has an exercise price of $1.25 per share, and is subject to vesting as to 250,000 of such shares on the date of the Company’s achievement of 100% enrollment in its PISCES study and as to the remaining 250,000 of such shares in one installment on the one-year anniversary of the date of achievement of such enrollment;

●	Eligibility to receive an annual performance-based bonus, payable in cash or shares of the Company’s common stock at the Company’s election, in a target amount of 50% of Mr. O’Conner’s then-current annual base salary;

●	Eligibility to receive additional equity awards at the discretion of the Board or a committee thereof;

●	If Mr. O’Connor is terminated other than for cause, if the Company fails to renew the O’Connor Employment Agreement after the end of the initial term, or if Mr. O’Connor terminates his employment with the Company for good cause, then he will be entitled to receive severance compensation from the Company of (i) if such termination occurs at least six months but less than 12 months after the commencement date of his employment, cash payments equal to ½ of Mr. O’Connor’s then-current annual base salary and annual performance-based bonus plus six months’ of medical and dental COBRA premiums; (ii) if such termination occurs at least 12 months but less than 24 months after the commencement date of his employment, cash payments equal to Mr. O’Connor’s then-current annual base salary and annual performance-based bonus plus 12 months’ of medical and dental COBRA premiums; or (iii) if such termination occurs at least 24 months after the commencement date of his employment, cash payments equal to twice the amount of Mr. O’Connor’s then-current annual base salary and annual performance-based bonus plus 24 months’ of medical and dental COBRA premiums;

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●	A living allowance of up to $4,500 per month for the 12 months following the commencement date of Mr. O’Connor’s employment and the Company’s reimbursement of certain of Mr. O’Connor’s travel expenses; and

●	Certain additional benefits, including reimbursement of certain income tax return preparation fees and other benefits customarily made available to the Company’s other senior employees.

Mr. O’Connor will receive compensation for his services as the Company’s Chief Executive Officer pursuant to the terms of the O’Connor Employment Agreement, and will receive no additional or separate compensation for his services as a director of the Company. In connection with Mr. O’Connor’s prior appointment as a director of the Company, the Company and Mr. O’Connor have entered into an indemnification agreement in the same form as the indemnification agreements the Company has entered into with its other officers and directors, which generally provides that the Company will indemnify Mr. O’Connor to the fullest extent permitted by law against liabilities that may arise by reason of his service for the Company. Other than these arrangements, there are no arrangements or understandings between Mr. O’Connor and any other persons pursuant to which he was selected as an officer of the Company, and Mr. O’Connor is not a party to any transaction that would require disclosure under Item 404(a) of Regulation S-K promulgated by the Securities and Exchange Commission. There are also no family relationships between Mr. O’Connor and any of the Company’s other directors or executive officers.

In addition, the Company and Mr. Dhillon have entered into an amended and restated executive employment agreement (the “Dhillon Employment Agreement” and together with the O’Connor Employment Agreement, the “Employment Agreements”), which amends, restates and replaces in its entirety Mr. Dhillon’s prior employment agreement with the Company. The terms of the Dhillon Employment Agreement generally provide for the following, among other things:

●	An initial term of three years, subject to certain provisions for automatic renewals thereafter;

●	An initial annual base salary of $428,500 in cash; provided that, subject to certain conditions as described in the Dhillon Employment Agreement, Mr. Dhillon may elect on an annual basis to receive all or a portion of such salary in the form of shares of the Company’s common stock;

●	Eligibility to receive an annual performance-based bonus, payable in cash or shares of the Company’s common stock at the Company’s election in a target amount of 40% of Mr. Dhillon’s then-current annual base salary;

●	Certain severance compensation, as follows: (a) if Mr. Dhillon is terminated other than for cause, by death or by disability, or if Mr. Dhillon terminates his employment with the Company for good cause, then he will be entitled to receive from the Company (i) cash payments equal to the sum of Mr. Dhillon’s then-current annual base salary for a 24-month period; (ii) cash payments equal to a pro-rata portion of the amount of the annual performance-based bonus most recently paid to Mr. Dhillon under the Dhillon Employment Agreement; (iii) cash payments of the monthly cost of health care continuation coverage for Mr. Dhillon and his dependents for a 24-month period; and (iv) acceleration of vesting with respect to all outstanding equity awards held by Mr. Dhillon as of the termination date; and (b) if Mr. Dhillon’s employment terminates due to death or disability, then he will be entitled to receive from the Company a lump-sum cash payment equal to a pro-rata portion of the amount of the annual performance-based bonus most recently paid to Mr. Dhillon under the Dhillon Employment Agreement; and

●	Certain additional benefits, including reimbursement of certain income tax return preparation fees and other benefits that are customarily made available to the Company’s other senior employees.

Any severance compensation that may be earned under either of the Employment Agreements will be paid as salary continuation over the applicable period and in accordance with the Company’s standard payroll practices, except as stated otherwise in the descriptions above. In addition, the Company’s payment of any severance compensation under the Employment Agreements would be subject to the applicable executive’s execution and non-revocation of a separation and release agreement in favor of the Company. The Employment Agreements do not include any “gross up” provision for any excise taxes that may be triggered under Section 280G or 4999 of the Internal Revenue Code, but instead include a “best-net” cutback provision pursuant to which any compensation earned under the applicable agreement would be reduced to avoid triggering any such excise taxes unless the after-tax benefit is greater to the executive without the cutback. Additionally, all equity awards described above, including any shares of the Company’s common stock that may be issued in lieu of cash for Mr. O’Connor’s or Mr. Dhillon’s annual base salary, have been or will be granted under and pursuant to the terms of the Company’s stock incentive plan and its standard forms of agreements for awards granted thereunder, except that the appointment and performance stock option awards described above have been granted outside the terms of the Company’s stock incentive plan pursuant to the terms of stand-alone stock option award agreements (the “Stock Option Award Agreements”).

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Additionally, under the terms of each of the Employment Agreements:

●	The term “for cause” means (i) commission of a crime involving dishonesty, breach of trust, or physical harm to any person; (ii) willful engagement in conduct that is in bad faith and materially injurious to the Company, including but not limited to, misappropriation of trade secrets, fraud or embezzlement; (iii) commission of a material breach of the executive’s employment agreement, which breach is not cured within 30 days after written notice to the executive from the Company; (iv) willful refusal to implement or follow a reasonable and lawful policy or directive of the Company, which breach is not cured within 30 days after written notice to the executive from the Company; or (v) engagement in misfeasance or malfeasance demonstrated by a pattern of failure to perform job duties diligently and professionally, which misfeasance or malfeasance is not cured 30 days after written notice to the executive from the Company;

●	The term “good cause” means, subject to certain cure periods and written notification of consent by the executive, the occurrence of any one or more of the following events: (i) a reduction in the amount of the executive’s base compensation in a manner that disproportionately adversely affects the executive, as compared to other senior Company management; (ii) a material and adverse change in the executive’s duties, authority or responsibilities with the Company relative to the duties, authority or responsibilities in effect immediately prior to such reduction; (iii) a material breach by the Company of any of its obligations under the applicable employment agreement; or (iv) for the O’Connor Employment Agreement only, a reduction in the amount of the executive’s base compensation by more than 10% from the initial base compensation set forth in the agreement; and

●	The term “disability” means the executive becoming eligible for the Company’s long-term disability benefits or, in the sole opinion of the Company, the executive’s inability to carry out the responsibilities and functions of the position held by the executive by reason of any physical or mental impairment for more than 90 consecutive days or more than 120 days in any 12-month period.

The above description of the Employment Agreements and the Stock Option Award Agreement is intended to be a summary, it does not purport to be complete and it is qualified in its entirety by reference to the full text of the Employment Agreements and the Stock Option Award Agreements. Complete copies of the Employment Agreements and the Stock Option Award Agreements are attached as Exhibits 10.1, 10.2, 10.3 and 10.4 to this Current Report on Form 8-K and are incorporated herein by reference.

Cash Bonuses

On November 4, 2017, the Compensation Committee of the Board approved one-time, discretionary cash bonus awards to certain of the Company’s employees and consultants, including the Company’s named executive officers, as follows:

Name and Position	Cash Bonus Award Amount ($)
Punit Dhillon, President and former Chief Executive Officer	171,380
Richard Slansky, Chief Financial Officer	90,000
Sheela Mohan-Peterson, Chief Legal and Compliance Officer	70,000

Item 8.01	Other Events.

On November 7, 2017, the Company issued a press release announcing the director and officer appointments and compensation arrangements described under Item 1.01 of this Current Report on Form 8-K. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

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Item 9.01	Financial Statements and Exhibits.

Exhibit No.	Description

10.1	Executive Employment Agreement, dated November 7, 2017, between OncoSec Medical Incorporated and Daniel J. O’Connor.

10.2	Amended and Restated Executive Employment Agreement, dated November 7, 2017, between OncoSec Medical Incorporated and Punit Dhillon.

10.3	Stock Option Award Agreement, dated November 7, 2017, between OncoSec Medical Incorporated and Daniel J. O’Connor (attached as Exhibit A to Exhibit 10.1 filed with this Current Report on Form 8-K).

10.4	Stock Option Award Agreement, dated November 7, 2017, between OncoSec Medical Incorporated and Daniel J. O’Connor (attached as Exhibit B to Exhibit 10.1 filed with this Current Report on Form 8-K).

99.1	Press Release, dated November 7, 2017, issued by OncoSec Medical Incorporated.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ONCOSEC MEDICAL INCORPORATED

Dated: November 9, 2017	By:	/s/ Punit S. Dhillon
	Name:	Punit S. Dhillon
	Title:	Presisdent

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